UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 4, 2005, Huttig Building Products, Inc. (“Huttig”) entered into a separation agreement (the “Agreement”) with Nick H. Varsam, Vice President—General Counsel and Secretary of Huttig, in connection with Mr. Varsam’s resignation as an officer and employee of Huttig. Pursuant to the Agreement, Mr. Varsam will receive his base salary for one year commencing on the date of the Agreement and will be entitled to continue his participation in Huttig’s health, life and disability insurance plans, subject to certain restrictions. He will also receive the current and deferred portions of his bonus earned through December 31, 2004. In addition, Mr. Varsam will be entitled to exercise his vested stock options for a period of one year from his date of separation and Huttig will seek appropriate board approval with respect to the vesting of shares of restricted stock and stock options that were not vested as of the date of separation. The Agreement contains a release of liability by Mr. Varsam in respect of Huttig.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which will be filed by Huttig as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)
Date: February 9, 2005
/ s / THOMAS S. MCHUGH
Thomas S. McHugh
Vice President – Finance and Chief Financial Officer